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                                                                     Exhibit 5.1

                     [LETTERHEAD OF AMERICAN AIRLINES, INC.]

                                 August 27, 2004

American Airlines, Inc.
4333 Amon Carter Boulevard
Fort Worth, Texas  76155

                           Re: American Airlines, Inc.
                       Registration Statement on Form S-4
                             (filed August 27, 2004)

Ladies and Gentlemen:

         I am Senior Vice President and General Counsel of American Airlines, Inc., a Delaware corporation (the "Company"), and as such I am delivering this opinion in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement (filed August 27,
2004) on Form S-4 (the "Registration Statement") and the prospectus included therein (the "Prospectus"). The Registration Statement relates to the exchange offer (the "Exchange Offer") by the Company of 7.25% Class A Secured Notes due 2009 (the "New Class A Notes") for 7.25% Class A Secured Notes due 2009 (the "Old Class A Notes") originally issued pursuant to applicable exemptions from registration under the Securities Act. The Old Class A Notes were issued in an aggregate principal amount of $180,457,000, and the New Class A Notes will be issued in an aggregate principal amount of $180,457,000, under the Indenture, dated as of February 5, 2004 (the "Indenture"), between the Company, U.S. Bank Trust National Association, as Trustee (the "Trustee"), and Citibank, N.A., as Class A Liquidity Provider. Capitalized terms used herein without definition have the meanings specified in the Indenture filed as an exhibit to the Registration Statement.

         I or attorneys under my supervision have examined and relied upon the Registration Statement, the Indenture and originals, or copies certified or otherwise identified to our satisfaction, of such records, documents and other instruments as in our judgment are necessary or appropriate to enable me to render the opinion expressed below. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. We also have relied as to factual matters upon, and have assumed the accuracy of, the representations and warranties contained in the Indenture and representations, statements and certificates of or from public officials.

         Based on and subject to the foregoing and subject to the qualifications set forth below, I am of the opinion that, with respect to the New Class A Notes, when the execution, authentication and delivery of the New Class A Notes by the Trustee have been duly authorized by all necessary



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corporate action of the Company and the Trustee, and the New Class A Notes have been duly executed, authenticated, issued and delivered by the Trustee in exchange for the Old Class A Notes as described in the Registration Statement and the Prospectus, the New Class A Notes will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

         My opinion expressed above is limited to the federal laws of the United States of America, the laws of the State of New York and the corporate laws of the State of Delaware.

         The foregoing opinion is limited by and subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights or remedies generally, (ii) general principles of equity (whether such principles are considered in a proceeding at law or equity), including the discretion of the court before which any proceeding may be brought, concepts of good faith, reasonableness and fair dealing, and standards of materiality, and (iii) in the case of indemnity provisions, public policy considerations.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of my name under the caption "Legal Opinions" in the Prospectus included in such Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

                                       Very truly yours,

                                       /s/Gary F. Kennedy

                                       Gary F. Kennedy
                                       Senior Vice President and General Counsel